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                                                                  EXHIBIT 10.3.1

                     ALLIED RISER COMMUNICATIONS CORPORATION

                          Deferred Stock Unit Agreement


         WHEREAS, __________________________ (the "Grantee") is an employee of Allied Riser Communications Corporation (the "Company") or one of its Subsidiaries; and

         WHEREAS, the execution of a deferred stock unit agreement to be effective at the start of business on ________________, 20___ (the "Date of Grant") in the favor of the Grantee in the form hereof has been authorized by the Board of Directors of the Company (the "Board") on ___________________, 20___;

         NOW, THEREFORE, pursuant to the Company's 2000 Stock Option and Equity Incentive Plan (the "Plan") and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to the Grantee the right to receive __________ deferred stock units (the "Deferred Stock Units") which, when fully vested, shall be immediately redeemable on a one-for-one basis for shares of the Company's Class A Common Stock, par value $.001 per share (the "Common Stock") reserved for issuance under the Company's Plan.

         1. Vesting of Deferred Stock Units. (a) Subject to the terms and conditions of Sections 1(b), 1(e) and 2 hereof, the Grantee's right to receive the Deferred Stock Units shall vest and become non-forfeitable on the fourth anniversary of the Date of Grant, ________________________, 20___ (the "Deferred Vesting Date" and the period from the Date of Grant to _____________________, 20___ being hereinafter referred to as the "Deferral Period")

                  Notwithstanding the foregoing, if Grantee is subject to the policies of the Company permitting transactions in equity securities of the Company to be effected only during designated "window periods", or if Grantee is otherwise subject to a "trading ban" or similar restrictions that would prevent the redemption of the Deferred Stock Units for Common Stock and/or the subsequent resale of Common Stock on the relevant Deferred Vesting Date, then unless the Grantee otherwise advises the Company in writing, the Deferred Vesting Date of the Deferred Stock Units shall be (in lieu of the date specified above) the first date following the relevant date specified above on which such Grantee would be permitted to effect a redemption of Deferred Stock Units in compliance with applicable Company policies and/or law (as appropriate).

         (b) Notwithstanding the provisions of Section 1(a) hereof, if the Grantee ceases to be employed by the Company or a Subsidiary (and otherwise ceases to continue to qualify as a Participant under and for purposes of the
Plan) prior to the end of the Deferral Period (other than as a result of his or her death, disability or involuntary termination without "Cause") the Board may in its sole discretion under such circumstances determine that the Grantee's right to receive all or any portion of the Deferred Stock Units that have not become vested and non-forfeitable as of the relevant termination date shall become vested and non-forfeitable as of such termination date.

                  Notwithstanding the provisions of Section 1(a) hereof, if the Grantee dies or becomes permanently disabled prior to the end of the Deferral Period, all of the Deferred Stock Units shall become vested and non-forfeitable as of the day immediately preceding the date on which the Grantee's employment by the Company or any of its Subsidiaries terminated by reason of Grantee's death or permanent disability.

                  Notwithstanding the provisions of Section 1(a) hereof, if the Grantee is involuntarily terminated by the Company without "Cause" (as defined in Section 9(e) of the Plan) prior to the end of the Deferral Period, a pro rata number of the Deferred Stock Units shall become vested and non-forfeitable with such number to be calculated as of the day immediately preceding the date on which the Grantee's employment by the Company or any of its Subsidiaries is involuntarily terminated without Cause by the Company.

         (c) Forfeiture of Deferred Stock Units. Except as provided in Section 1(b) hereof, the Grantee's right to receive any Deferred Stock Units that have not previously become vested and non-forfeitable shall be forfeited automatically and without further notice on the date that the Grantee ceases to be an employee of the Company or any of its Subsidiaries (and otherwise ceases to continue to qualify as a Participant under and for purposes of the Plan) prior to the end of the Deferral Period for any reason; provided, however, that the Committee may in its sole discretion under such circumstances determine that the Grantee's right to receive all or any portion of the Deferred Stock Units that have not become vested and non-forfeitable as of the relevant termination date shall become vested and non-forfeitable as of such termination date.


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         (d) Notwithstanding any other provision of this agreement, the
Grantee's right to receive those of the Deferred Stock Units that have not previously become vested and non-forfeitable shall be forfeited automatically if Grantee is terminated for "Cause" as defined in Section 9(e) of the Plan and all of Grantee's rights hereunder will terminate simultaneously with such termination of employment or service.

         (e) Change of Control. Notwithstanding the provisions of Sections 1(a) and 1(b) hereof, any unvested Deferred Stock Units subject to this agreement shall become immediately and fully vested in the event of a Business Combination (as hereinafter defined) of the Company prior to the Deferred Vesting Date. For the purposes of this agreement, the following definitions shall apply:

               (i) a "Business Combination" means the occurrence of any of the following events:

                    (A) a sale or transfer to an unaffiliated third party of the power to elect a majority of the members of the Board of Directors of the Company

                    (B) a sale to an unaffiliated third party of substantially all of the assets of the Company

                    (C) a merger or other consolidation transaction with an unaffiliated third party following which the ability to elect a majority of the members of the Board of Directors of the Company or a majority of the voting power of the surviving corporation is not held by the pre-transaction stockholder group, and

         2. Issuance of Deferred Stock Units. Subject to the terms and conditions of Section 4 hereof, the Deferred Stock Units shall be issuable to the Grantee at the time and to the extent that they become vested and non-forfeitable in accordance with Section 1 hereof.

         3. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws in connection with the issuance of the Deferred Stock Units to Grantee as contemplated herein; provided, however, that notwithstanding any other provision of this agreement, the Company shall not be obligated to issue any Deferred Stock Units hereunder if the issuance thereof would result in a violation of any such law.

         4. Transferability. The Grantee's right to receive the Deferred Stock Units shall not be transferable by the Grantee except by will or the laws of descent and distribution, or as otherwise contemplated by, and in compliance with the applicable provisions of, the Plan (particularly paragraph 2 of Section 13 of the Plan).

         5. Anti-Dilution/Anti-Expansion Adjustments. In the event of any change in the capital structure of the Company as a result of any stock dividend, stock split, recapitalization, reclassification, merger, consolidation , combination or exchange of shares or other similar corporate transaction or event, the Board may in its sole discretion make such adjustments in the number of Deferred Stock Units granted hereunder as it may in good faith deem necessary in order to prevent the dilution or expansion of the rights of the Grantee hereunder, and any and all such adjustments that may be made by the Board shall be final and binding.

         6. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any issuance or transfer hereunder of Deferred Stock Units to the Grantee or his or her estate, as the case may be, it shall be a condition to such issuance or transfer that the Grantee or his or her estate pay, or make arrangements satisfactory to the Company for the payment of, the balance of any such taxes.

         7. Continuation of Employment. Neither this agreement nor any action taken hereunder shall be construed as giving the Grantee any right to continued employment with the Company or any Subsidiary, nor shall this agreement or any action taken hereunder be construed as entitling the Company or any Subsidiary to the services of the Grantee for any period of time. For the purposes of this agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be employed by the Company or a Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.

         8. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however; that no amendment shall adversely affect the rights of the Grantee hereunder without the Grantee's consent.


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         9. Severability. In the event that one or more of the provisions of this agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

         10. Governing Law. This agreement is made in, and shall be construed in accordance with, the laws of the State of Texas.

         11. Capitalized Terms. Capitalized terms that are used but not defined herein are used herein as defined in the Plan.

         This agreement is executed by the Company on this ____ day of _________________, 20___.



                                 ALLIED RISER COMMUNICATIONS CORPORATION



                                 -----------------------------------------------
                                 Name and Title



         The undersigned Grantee hereby acknowledges receipt of an executed original of this agreement and accepts the right to receive the Deferred Stock Units, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.



                                                  ------------------------------
                                                  Grantee


                                                  Date: _________________, 20___



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